                                  EXHIBIT 23.1

                         CONSENT OF STONEFIELD JOSEPHSON

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Incomnet, Inc. for the years ending December 31, 1996, 1995 and 1994, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for Incomnet, Inc., dated January 22, 1998.




/s/ Stonefield Josephson Accountancy Corporation
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STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION

Santa Monica, California


January 22, 1998